Exhibit 10(d)

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 17, 2007 (this “Agreement”), is entered into among Cantel Medical Corp., a Delaware corporation (the “Borrower”), the Guarantors party to the Subsidiary Guaranty, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.                                   The Borrower, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of August 1, 2005 (as previously amended or modified, the “Credit Agreement”).

B.                                     The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.                                     In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.                                       Amendments.

(a)                                  Section 1.1.

(i)            The pricing table appearing in the definition of “Applicable Rate” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

Applicable Margin for Advances
Ratio of Consolidated Debt to EBITDA	Eurodollar Rate Advances	Prime Rate Advances
Greater than 2.5 to 1.0	1.750%	0.500%
Greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	1.500%	0.250%
Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	1.000%	0.000%
Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	0.750%	0.000%
Equal to or less than 1.0 to 1.0	0.625%	0.000%

(ii)                                  Clause (m) of the definition of “Excess Cash Flow” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

(m) the cash portion of the purchase price of Permitted Acquisitions during such period

(iii)                               The definition of “Pro Forma Basis” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Article VIII (including for purposes of determining the Applicable Margin), that the Crosstex Acquisition, any Asset Disposition (subject, in the case of the Carsen Disposition, to the terms of Section 1.3(c) hereof), any Permitted Acquisition and any repurchase of the Borrower’s capital stock pursuant to Section 6.7(f), shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.2 or 7.3.  In connection with the foregoing, (a) with respect to any Asset Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Debt which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, (b) with respect to any Permitted Acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Debt incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination, and (c) with respect to any repurchase of the Borrower’s capital stock pursuant to Section 6.7(f), any Debt incurred by the Borrower or any Subsidiary in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.  Notwithstanding the forgoing, solely with respect to the Permitted Acquisition of substantially all of the assets of the medical water/dialysis segment of GE Osmonics, Inc., (1) for calculations with respect to the four fiscal quarter period ended April 30, 2007, (A) EBITDA attributable to such transaction shall be deemed to be $3,800,000, (B) interest expense shall be deemed to be $2,000,000, (C) Capital Expenditures attributable to such transaction shall be deemed to be $200,000 and (D) taxes paid and principal payments of Debt shall be deemed to be $0 and (2) for calculations with respect to the four fiscal quarter periods ending on and after July 31, 2007 through and including January 31, 2008, such transaction shall not be deemed to have occurred on the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.2 or 7.3, and in connection therewith income statement items attributable to the property acquired shall be included on an annualized basis for calculations with respect each four fiscal quarter period ended on or prior to January 31, 2008 (for example, (i) EBITDA related to the property acquired for the four fiscal quarter period ended July 31, 2007, shall be the EBITDA related to such property for the four fiscal month period ended July 31, 2007 multiplied by 3, (ii) EBITDA related to the property acquired for the four fiscal quarter period ended October 31, 2007, shall be the EBITDA related to such property for the seven fiscal month period ended October 31, 2007 multiplied by 12/7, and (iii) EBITDA related to the property acquired for the four fiscal quarter period ended January 31, 2008, shall be the EBITDA related to such property for the ten fiscal month period ended January 31, 2008 multiplied by 6/5).

(iv)          The definition of “Revolving Credit Facility” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.  The amount of the Revolving Credit Facility in effect on May 17, 2007 is FIFTY MILLION DOLLARS ($50,000,000).

(b)                                 Section 2.6(b).  Clause (i) of Section 2.6(b) of the Credit Agreement is hereby amended to read as follows:

(i)                                     Within ninety (90) days following the end of each Fiscal Year (beginning with the Fiscal Year ending July 31, 2006) in which the ratio of Consolidated Debt to EBITDA at the end of such Fiscal Year is greater than or equal to 1.5:1, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower’s president or a vice president in substantially the form of Exhibit I hereto demonstrating its calculation of Excess Cash Flow for such Fiscal Year along with a prepayment of the then outstanding Advances equal to fifty percent (50%) of the annual Excess Cash Flow.

(c)                                  Section 2.8(a).  The pricing table in Section 2.8(a) of the Credit Agreement is hereby amended to read as follows:

Consolidated Debt to EBITDA Ratio	Commitment fee
Greater than 2.5 to 1.0	.30%

Greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	.30%

Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	.25%

Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	.20%

Equal to or less than 1.0 to 1.0	.15%

(d)                                 Section 6.2(c)(i).  Clause (i) of Section 6.2(c) of the Credit Agreement is amended to read as follows:

(i)                                     (A) Debt secured by Liens permitted by Section 6.1(d) not to exceed in the aggregate $500,000 at any time outstanding, (B) Capitalized Leases, collectively not to exceed in the aggregate $5,000,000 at any time outstanding, (C) Operating Leases and (D) Debt existing on the Closing Date and described on Schedule 4.19; and

(e)                                  Section 6.17.  Section 6.17 of the Credit Agreement is amended to read as follows:

Make any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed (a) $10,000,000 in Fiscal Year

2007, (b) $10,000,000 in Fiscal Year 2008 and (c) $11,000,000 in Fiscal Year 2009 and each Fiscal Year thereafter; provided, however, that amounts permitted to be expended in a Fiscal Year that are not expended in such Fiscal Year, but not in excess of fifty percent (50%) of such prior Fiscal Year’s unused amount (not including any amount permitted to be carried forward from a prior Fiscal Year), shall be permitted to be expended in (but only in) the subsequent Fiscal Year.

(f)                                    Section 8.2.  Section 8.2 of the Credit Agreement is amended to read as follows:

Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than 3.0 to 1.0.

(g)                                 Schedule 1 of the Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 1 attached hereto is substituted therefor.

(h)                                 A new Exhibit I in the form of Exhibit I attached hereto is hereby added to the Credit Agreement.

2.                                       Effectiveness; Conditions Precedent.  This Agreement shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)                                  Execution and Delivery of Agreement.  The Administrative Agent shall have received copies of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent.

(b)                                 Expenses.  The Borrower shall have paid (i) to the Administrative Agent, for the account of each Lender that is increasing its Revolving Credit Commitment pursuant to this Agreement, a nonrefundable fee equal to 0.20% of such Lender’s increase which shall be deemed fully earned upon the effectiveness of this Agreement and (ii) all other expenses that are owing from the Borrower to the Administrative Agent.

3.                                       Ratification of Credit Agreement.  The Loan Parties acknowledge and consent to the terms set forth herein and agree that this Agreement does not impair, reduce or limit any of their obligations under the Loan Documents and all of which are hereby ratified and confirmed.

4.                                       Authority/Enforceability.  Each of the Loan Parties represents and warrants as follows:

(a)                                  It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Federal Bankruptcy Code or any similar debtor relief laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)                                 The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its or its Subsidiaries’ organization documents (e.g., articles of incorporation and bylaws) or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

5.                                       Representations and Warranties of the Loan Parties.  The Loan Parties represent and warrant to the Lenders that (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date other than the date hereof, in which case, such representations and warranties are correct in all material respects as of such specific date, and (b) no event has occurred and is continuing which constitutes a Default.

6.                                       Release.  In  consideration of the Lenders entering into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

7.                                       Counterparts/Telecopy.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy shall be effective as an original.

8.                                       GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

CANTEL MEDICAL CORP.,
as Borrower

By:	/s/ R. SCOTT JONES
Name:	R. Scott Jones
Title:	President and CEO

By:	/s/ CRAIG A. SHELDON
Name:	Craig A. Sheldon
Title:	Senior VP & CFO

GUARANTORS:

MINNTECH CORPORATION

By:	/s/ KEVIN B. FINKLE
Name:	Kevin B. Finkle
Title:	SVP, Finance & Administration; Treasurer & Secretary

MAR COR PURIFICATION, INC.

By:	/s/ ANDREW G. STITZINGER
Name:	Andrew G. Stitzinger
Title:	VP Finance, Service & Secretary

CROSSTEX INTERNATIONAL, INC.

By:	/s/ RICHARD ALLEN OROFINO
Name:	Richard Allen Orofino
Title:	President

BIOLAB EQUIPMENT ATLANTIC, LTD.

By:	/s/ CRAIG A. SHELDON
Name:	Craig A. Sheldon
Title:	Secretary

ADMINSTRATIVE

AGENT & LENDERS:

BANK OF AMERICA, N.A.,
as Administrative Agent,

By:	/s/ KALENS HEROLD
Name:	Kalens Herold
Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as Issuing Bank,
as Swing Line Bank and as a Lender

By:	/s/ JANA L. BAKER
Name:	Jana L. Baker
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ KENNETH E. LACHANCE
Name:	Kenneth E. LaChance
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ WENDY BLACHER
Name:	Wendy Blacher
Title:	Vice President